EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, Chairman and Chief Executive Officer (814) 726-2140
Ronald J. Seiffert, President and Chief Operating Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2017 Earnings and Quarterly Dividend Increase

Warren, Pennsylvania — January 22, 2018

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2017 of $22.1 million, or $0.22 per diluted share. This represents a decrease of $2.4 million, or 9.6%, compared to the same quarter last year when net income was $24.5 million or $0.24 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2017 were 7.31% and 0.94% compared to 8.37% and 1.01% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per share payable on February 15, 2018, to shareholders of record as of February 1, 2018. This represents a 6.25% increase over the prior quarter and is the 93rd consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of December 31, 2017, this dividend represents an annualized yield of approximately 4.1%.

In making this announcement, William J. Wagner, Chairman and CEO, noted, "2017 was a year of significant restructuring for our company. With a goal of reducing operating expenses, improving efficiency and narrowing our business focus, we divested our Maryland offices, closed our consumer finance subsidiary, sold our retirement services business, consolidated our wealth management platforms and achieved full integration of our recent acquisitions in Ohio and New York. While these initiatives negatively impacted earnings in 2017, we expect that they will provide a meaningful reduction in our expense ratios in the years ahead. We were pleased to realize continued improvement in net interest margin during 2017 resulting primarily from commercial loan growth of 5% accompanied by 11% growth in noninterest bearing checking accounts. With that, our current margin of 3.93% represents an historic high for our institution. Looking ahead, our company will be primarily focused on improving loan growth and operating efficiency in an effort to continue to improve our company’s return on assets."

Net interest income increased by $1.3 million, or 1.6%, to $84.2 million for the quarter ended December 31, 2017, from $82.9 million for the quarter ended December 31, 2016. This increase is due primarily to a $1.5 million, or 1.7%, increase in interest income on loans receivable and an $850,000, or 39.2% increase in interest income on mortgage-backed securities. These increases were primarily due to increases of $16.8 million and $98.3 million in the average balances of loans and mortgage-backed securities, respectively. Additionally, the average yield on loans and mortgage-backed securities increased by 5 and 29 basis points, respectively, over the prior year.

     The provision for loan losses increased by $4.4 million, to $6.5 million for the quarter ended December 31, 2017, from $2.1 million for the quarter ended December 31, 2016. This increase is due primarily to higher provisions for consumer loans, which were related to the July 2017 closure of the Company's consumer finance subsidiary, as credit quality in other components of the loan portfolio improved. The percentage of total delinquent loans to total loans decreased to 1.51% at December 31, 2017 from 1.61% at December 31, 2016 and total nonaccrual loans decreased by $15.0 million, or 19.0%, to $64.5 million at December 31, 2017 from $79.5 million at December 31, 2016.

Noninterest income decreased by $1.9 million, or 7.7%, to $22.9 million for the quarter ended December 31, 2017, from $24.8 million for the quarter ended December 31, 2016. Contributing to this decrease was a $2.1 million decrease in mortgage banking income relating to a substantial decrease in the amount of loans sold into the secondary market this year versus the prior year. Additionally, the Company realized a net loss of $369,000 on the sale of investments during the quarter while realizing a net profit of $213,000 a year ago. The loss incurred in the current year related to the sale of two pooled trust preferred securities to take advantage of the recent changes in the federal tax rates. Partially offsetting these decreases was an increase in income from bank owned life insurance of $1.0 million as a result of death benefits received during the quarter.

     Noninterest expense increased by $3.1 million, or 4.6%, to $71.9 million for the quarter ended December 31, 2017, from $68.8 million for the quarter ended December 31, 2016. This increase resulted primarily from a $2.2 million, or 6.1%, increase in compensation and employee benefits due primarily to increases in the cost of health insurance and other employee benefits. Also contributing to the increase was an increase of $857,000 in professional services due primarily to ongoing efforts to comply with the CECL standard effective January 1, 2020.

Income tax expense decreased by $5.8 million, or 46.8%, to $6.6 million for the quarter ended December 31, 2017, from $12.4 million for the quarter ended December 31, 2016. This decrease is due primarily to a decrease in income before taxes of $8.1 million and the impact of the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017. When enacted, the tax law change will decrease the corporate tax rate from 35.0% to 21.0%. As a result, the value of the Company's net deferred tax liability decreased by $3.1 million, which had the effect of decreasing current period tax expense.

Net income for the year ended December 31, 2017 was $94.5 million, or $0.92 per diluted share, which represents an increase of $44.8 million, or 90.2%, compared to the year ended December 31, 2016, when net income was $49.7 million, or $0.49 per diluted share. The returns on average shareholders’ equity and average assets for the year ended December 31, 2017 were 7.95% and 0.99%, respectively, compared to 4.28% and 0.55% for the same period last year.  This increase is due primarily to the sale of the Company's Maryland offices at a profit of $17.2 million during 2017 and also to a $37.0 million penalty incurred from the prepayment of FHLB borrowings during 2016.

Non-GAAP net income for the year ended December 31, 2017, which excludes the after-tax impact of the gain on sale of the Maryland offices of $10.3 million and after-tax restructuring expenses of $2.7 million as well as the aforementioned $3.1 million tax benefit was $83.7 million, or $0.83 per diluted share. Non-GAAP net income for the year ended December 31, 2016, which excludes the after-tax impact of the FHLB prepayment penalty, restructuring and acquisition expenses, and ESOP termination expenses totaling $32.6 million, was $82.3 million, or $0.82 per diluted share. For more information, see "Reconciliation of Non-GAAP to GAAP Net Income" within this press release.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 162 full-service community banking offices and ten free standing drive-through facilities in Pennsylvania, New York, and Ohio. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	December 31, 2017	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$77,710	165,676	389,867
Marketable securities available-for-sale (amortized cost of $800,094, $867,311 and $825,552 respectively)	792,535	869,481	826,200
Marketable securities held-to-maturity (fair value of $29,667, $32,282 and $20,426 respectively)	29,678	31,961	19,978
Total cash and cash equivalents and marketable securities	899,923	1,067,118	1,236,045

Residential mortgage loans held-for-sale	3,128	1,382	9,625
Residential mortgage loans	2,773,075	2,741,844	2,688,541
Home equity loans	1,310,355	1,313,435	1,345,370
Consumer loans	671,389	673,920	642,961
Commercial real estate loans	2,454,726	2,398,886	2,342,089
Commercial loans	580,736	596,671	528,761
Total loans receivable	7,793,409	7,726,138	7,557,347
Allowance for loan losses	(56,795)	(56,927)	(60,939)
Loans receivable, net	7,736,614	7,669,211	7,496,408

Assets held-for-sale	—	—	152,528
Federal Home Loan Bank stock, at cost	11,733	7,984	7,390
Accrued interest receivable	23,352	22,802	21,699
Real estate owned, net	5,666	5,462	4,889
Premises and equipment, net	151,944	152,761	161,185
Bank owned life insurance	171,547	173,096	171,449
Goodwill	307,420	307,420	307,420
Other intangible assets	25,669	27,244	32,433
Other assets	30,066	26,716	32,194
Total assets	$9,363,934	9,459,814	9,623,640

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,610,409	1,625,189	1,448,972
Interest-bearing demand deposits	1,442,928	1,451,818	1,428,317
Money market deposit accounts	1,707,450	1,759,395	1,841,567
Savings deposits	1,653,579	1,669,782	1,622,879
Time deposits	1,412,623	1,435,861	1,540,586
Total deposits	7,826,989	7,942,045	7,882,321

Liabilities held-for-sale	—	—	215,657
Borrowed funds	108,238	115,388	142,899
Advances by borrowers for taxes and insurance	40,825	21,864	36,879
Accrued interest payable	460	518	635
Other liabilities	68,485	62,939	63,373
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,156,210	8,253,967	8,452,977

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, shares, 102,687,811 shares, 102,565,667,and 101,699,406 issued and outstanding, respectively	1,027	1,026	1,017
Paid-in-capital	730,719	728,163	718,834
Retained earnings	508,058	502,265	478,803
Accumulated other comprehensive loss	(32,080)	(25,607)	(27,991)
Total shareholders’ equity	1,207,724	1,205,847	1,170,663
Total liabilities and shareholders’ equity	$9,363,934	$9,459,814	$9,623,640

Equity to assets	12.90%	12.75%	12.16%
Tangible common equity to assets	9.68%	9.55%	8.95%
Book value per share	$11.76	11.76	11.51
Tangible book value per share	$8.52	8.49	8.17
Closing market price per share	$16.73	17.27	18.03
Full time equivalent employees	2,106	2,137	2,306
Number of banking offices	172	173	176

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Interest income:
Loans receivable	$87,154	85,373	84,714	82,751	85,669
Mortgage-backed securities	3,016	3,118	2,987	2,222	2,166
Taxable investment securities	805	957	981	1,006	988
Tax-free investment securities	449	476	529	569	625
FHLB dividends	78	63	50	59	285
Interest-earning deposits	59	244	536	660	300
Total interest income	91,561	90,231	89,797	87,267	90,033

Interest expense:
Deposits	5,971	5,795	5,826	5,465	5,859
Borrowed funds	1,350	1,199	1,240	1,225	1,232
Total interest expense	7,321	6,994	7,066	6,690	7,091

Net interest income	84,240	83,237	82,731	80,577	82,942
Provision for loan losses	6,525	3,027	5,562	4,637	2,145
Net interest income after provision for loan losses	77,715	80,210	77,169	75,940	80,797

Noninterest income:
Gain/(loss) on sale of investments	(369)	1,497	3	17	213
Service charges and fees	12,527	12,724	12,749	11,717	12,406
Trust and other financial services income	4,290	4,793	4,600	4,304	4,131
Insurance commission income	1,874	1,992	2,353	2,794	2,499
Gain/ (loss) on real estate owned, net	(307)	(193)	(230)	(67)	164
Income from bank owned life insurance	2,295	1,078	1,652	1,068	1,281
Mortgage banking income	225	519	434	240	2,344
Gain on sale of offices	—	—	17,186	—	—
Other operating income	2,370	2,184	2,730	1,431	1,781
Total noninterest income	22,905	24,594	41,477	21,504	24,819

Noninterest expense:
Compensation and employee benefits	38,776	36,039	37,658	37,755	36,562
Premises and occupancy costs	7,293	6,951	7,103	7,516	7,228
Office operations	4,011	3,939	4,170	4,222	4,395
Collections expense	1,179	568	553	549	437
Processing expenses	9,888	9,650	9,639	9,909	9,429
Marketing expenses	2,125	2,488	2,846	2,148	2,181
Federal deposit insurance premiums	724	771	856	1,167	475
Professional services	2,945	2,321	2,452	2,575	2,088
Amortization of intangible assets	1,575	1,691	1,749	1,749	1,806
Real estate owned expense	195	310	217	282	192
Restructuring/ acquisition expense	164	1,398	2,634	223	1,009
Other expense	3,021	2,673	3,385	3,551	2,959
Total noninterest expense	71,896	68,799	73,262	71,646	68,761
Income before income taxes	28,724	36,005	45,384	25,798	36,855

Income tax expense	6,576	12,414	14,402	8,052	12,361
Net income	$22,148	23,591	30,982	17,746	24,494

Basic earnings per share	$0.22	0.23	0.31	0.18	0.24
Diluted earnings per share	$0.22	0.23	0.30	0.17	0.24

Weighted average common shares outstanding - basic	101,293,307	101,163,534	100,950,772	100,653,277	100,219,370
Weighted average common shares outstanding - diluted	102,643,726	102,564,476	102,449,693	102,480,549	102,089,892

Annualized return on average equity	7.31%	7.81%	10.48%	6.15%	8.37%
Annualized return on average assets	0.94%	0.99%	1.30%	0.75%	1.01%
Annualized return on tangible common equity	10.05%	10.74%	14.44%	8.57%	11.73%

Efficiency ratio *	65.48%	60.94%	64.36%	68.25%	61.20%
Annualized noninterest expense to average assets *	2.97%	2.76%	2.89%	2.94%	2.73%

* Excludes gain on sale of offices, restructuring/acquisition expenses, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Year ended December 31,
	2017	2016
Interest income:
Loans receivable	$339,992	329,039
Mortgage-backed securities	11,343	8,540
Taxable investment securities	3,749	3,409
Tax-free investment securities	2,023	2,732
FHLB dividends	250	1,371
Interest-earning deposits	1,499	543
Total interest income	358,856	345,634

Interest expense:
Deposits	23,057	23,465
Borrowed funds	5,014	14,834
Total interest expense	28,071	38,299

Net interest income	330,785	307,335
Provision for loan losses	19,751	13,542
Net interest income after provision for loan losses	311,034	293,793

Noninterest income:
Gain on sale of investments	1,148	625
Service charges and fees	49,717	44,113
Trust and other financial services income	17,987	14,103
Insurance commission income	9,013	10,522
Loss on real estate owned, net	(797)	(39)
Income from bank owned life insurance	6,093	5,361
Mortgage banking income	1,418	4,894
Gain on sale of offices	17,186	—
Other operating income	8,715	5,781
Total noninterest income	110,480	85,360

Noninterest expense:
Compensation and employee benefits	150,228	140,927
Premises and occupancy costs	28,863	26,134
Office operations	16,342	14,898
Collections expense	2,849	2,431
Processing expenses	39,086	34,859
Marketing expenses	9,607	8,852
Federal deposit insurance premiums	3,518	4,404
Professional services	10,293	7,865
Amortization of intangible assets	6,764	4,259
Real estate owned expense	1,004	1,004
Restructuring/ acquisition expense	4,419	12,213
FHLB prepayment penalty	—	36,978
Other expense	12,630	13,014
Total noninterest expense	285,603	307,838
Income before income taxes	135,911	71,315

Income tax expense	41,444	21,648
Net income	$94,467	$49,667

Basic earnings per share	$0.94	0.50
Diluted earnings per share	$0.92	0.49

Weighted average common shares outstanding - basic	101,015,083	99,439,174
Weighted average common shares outstanding - diluted	102,564,905	100,664,688

Annualized return on average equity	7.95%	4.28%
Annualized return on average assets	0.99%	0.55%
Annualized return on tangible common equity	10.80%	5.98%

Efficiency ratio *	64.71%	64.78%
Annualized noninterest expense to average assets *	2.89%	2.79%

* Excludes gain on sale of offices, restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited)  *
(Dollars in thousands, except per share amounts)

	Year ended December 31,
	2017	2016
Operating results (non-GAAP):
Net interest income	$330,785	307,335
Provision for loan losses	19,751	13,542
Noninterest income	93,294	85,360
Noninterest expense	281,184	253,510
Income taxes	39,409	43,379
Net operating income (non-GAAP)	$83,735	82,264
Diluted earnings per share (non-GAAP)	$0.83	0.82

Average equity	$1,188,787	1,159,791
Average assets	9,502,518	9,111,587
Annualized ROE (non-GAAP)	7.04%	7.09%
Annualized ROA (non-GAAP)	0.88%	0.90%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$83,735	82,264
Nonoperating income and expenses
Gain on sale of offices, net of tax	10,311	—
Restructuring/ acquisition expenses, net of tax	(2,651)	(7,330)
Stock-based compensation expense - ESOP termination, net of tax	—	(3,081)
FHLB prepayment penalty, net of tax	—	(22,186)
Tax benefit from the Tax Cuts and Jobs Act of 2017	3,072	—
Net income (GAAP)	$94,467	49,667
Diluted earnings per share (GAAP)	$0.92	0.49

Annualized ROE (GAAP)	7.95%	4.28%
Annualized ROA (GAAP)	0.99%	0.55%
 * The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude certain income and expenses, net of tax benefit and cost. The net tax effect was calculated using statutory tax rates of approximately 40%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Nonaccrual loans current:
Residential mortgage loans	$70	318	841	1,864	2,109
Home equity loans	615	439	158	1,244	1,451
Consumer finance loans	—	1	—	—	—
Consumer loans	317	259	379	633	520
Commercial real estate loans	10,080	10,646	16,189	13,347	13,955
Commercial loans	4,178	4,098	5,262	5,335	5,361
Total nonaccrual loans current	$15,260	15,761	22,829	22,423	23,396

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$509	200	181	1,001	1,464
Home equity loans	167	466	164	328	422
Consumer finance loans	—	—	—	—	—
Consumer loans	239	200	169	218	400
Commercial real estate loans	1,928	597	474	1,970	3,478
Commercial loans	25	—	32	328	145
Total nonaccrual loans delinquent 30 days to 59 days	$2,868	1,463	1,020	3,845	5,909

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$703	892	896	704	1,522
Home equity loans	874	499	326	408	440
Consumer finance loans	—	—	—	—	—
Consumer loans	500	405	342	242	366
Commercial real estate loans	1,104	5,895	2,233	540	2,027
Commercial loans	69	3	—	23	695
Total nonaccrual loans delinquent 60 days to 89 days	$3,250	7,694	3,797	1,917	5,050

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$13,509	11,785	11,637	11,911	13,169
Home equity loans	7,251	6,295	5,744	6,194	5,552
Consumer finance loans	199	332	536	471	743
Consumer loans	3,617	3,244	2,273	2,888	3,080
Commercial real estate loans	15,361	22,583	21,295	20,897	19,264
Commercial loans	3,140	4,177	3,642	2,744	3,373
Total nonaccrual loans delinquent 90 days or more	$43,077	48,416	45,127	45,105	45,181

Total nonaccrual loans	$64,455	73,334	72,773	73,290	79,536

Total nonaccrual loans	$64,455	73,334	72,773	73,290	79,536
Loans 90 days past maturity and still accruing	502	398	182	265	649
Nonperforming loans	64,957	73,732	72,955	73,555	80,185
Real estate owned, net	5,666	5,462	6,030	6,242	4,889
Nonperforming assets	$70,623	79,194	78,985	79,797	85,074

Nonaccrual troubled debt restructuring *	$12,285	17,809	17,873	18,273	16,346
Accruing troubled debt restructuring	19,819	20,660	23,987	25,305	26,580
Total troubled debt restructuring	$32,104	38,469	41,860	43,578	42,926

Nonperforming loans to total loans	0.83%	0.95%	0.95%	0.97%	1.06%
Nonperforming assets to total assets	0.75%	0.84%	0.83%	0.82%	0.88%
Allowance for loan losses to total loans	0.73%	0.74%	0.82%	0.81%	0.81%
Allowance for loan losses to nonperforming loans	87.43%	77.16%	86.20%	83.07%	76.00%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At December 31, 2017	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,758,465	—	17,738	—	—	2,776,203
Home equity loans	1,300,277	—	10,078	—	—	1,310,355
Consumer loans	666,629	—	4,760	—	—	671,389
Total Personal Banking	4,725,371	—	32,576	—	—	4,757,947
Commercial Banking:
Commercial real estate loans	2,216,326	83,537	154,863		—	2,454,726
Commercial loans	511,035	19,297	50,404		—	580,736
Total Commercial Banking	2,727,361	102,834	205,267	—	—	3,035,462
Total loans	$7,452,732	102,834	237,843	—	—	7,793,409

At September 30, 2017
Personal Banking:
Residential mortgage loans	$2,725,060	—	18,166	—	—	2,743,226
Home equity loans	1,302,036	—	11,399	—	—	1,313,435
Consumer loans	669,532	—	4,388	—	—	673,920
Total Personal Banking	4,696,628	—	33,953	—	—	4,730,581
Commercial Banking:
Commercial real estate loans	2,196,510	56,118	146,258	—	—	2,398,886
Commercial loans	526,824	18,924	50,923	—	—	596,671
Total Commercial Banking	2,723,334	75,042	197,181	—	—	2,995,557
Total loans	$7,419,962	75,042	231,134	—	—	7,726,138

At June 30, 2017
Personal Banking:
Residential mortgage loans	$2,718,866	—	16,916	—	—	2,735,782
Home equity loans	1,307,022	—	8,699	—	—	1,315,721
Consumer loans	655,149	—	2,976	—	—	658,125
Total Personal Banking	4,681,037	—	28,591	—	—	4,709,628
Commercial Banking:
Commercial real estate loans	2,178,996	67,826	149,841	—	—	2,396,663
Commercial loans	521,520	10,269	48,657	—	—	580,446
Total Commercial Banking	2,700,516	78,095	198,498	—	—	2,977,109
Total loans	$7,381,553	78,095	227,089	—	—	7,686,737

At March 31, 2017
Personal Banking:
Residential mortgage loans	$2,673,678	—	16,866	—	—	2,690,544
Home equity loans	1,311,707	—	9,212	—	—	1,320,919
Consumer loans	639,574	—	3,531	—	—	643,105
Total Personal Banking	4,624,959	—	29,609	—	—	4,654,568
Commercial Banking:
Commercial real estate loans	2,187,545	48,189	142,740	—	—	2,378,474
Commercial loans	474,662	12,226	43,158	—	—	530,046
Total Commercial Banking	2,662,207	60,415	185,898	—	—	2,908,520
Total loans	$7,287,166	60,415	215,507	—	—	7,563,088

At December 31, 2016
Personal Banking:
Residential mortgage loans	$2,680,107	—	18,059	—	—	2,698,166
Home equity loans	1,335,596	—	9,774	—	—	1,345,370
Consumer loans	639,044	—	3,917	—	—	642,961
Total Personal Banking	4,654,747	—	31,750	—	—	4,686,497
Commercial Banking:
Commercial real estate loans	2,153,328	43,724	145,037	—	—	2,342,089
Commercial loans	469,993	17,192	41,576	—	—	528,761
Total Commercial Banking	2,623,321	60,916	186,613	—	—	2,870,850
Total loans	$7,278,068	60,916	218,363	—	—	7,557,347

* Includes $8.6 million $8.9 million, $9.7 million, $12.4 million, and $9.4 million of acquired loans at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.
** Includes $.46.7.million, $48.2 million, $44.8 million, $45.3 million, and $39.1 million of acquired loans at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	December 31 2017		*	September 30 2017		*	June 30 2017		*	March 31 2017		*	December 31 2016		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	317	$25,784	0.9%	44	$2,771	0.1%	64	$2,893	0.1%	280	$22,254	0.8%	360	$27,386	1.0%
Home equity loans	218	7,461	0.6%	191	7,330	0.6%	111	4,058	0.3%	125	4,586	0.4%	179	6,805	0.5%
Consumer finance loans	849	2,128	11.4%	1,045	3,065	11.4%	581	1,785	4.1%	308	947	1.8%	410	1,255	2.1%
Consumer loans	1,295	10,912	1.7%	1,119	9,510	1.5%	818	6,793	1.1%	714	6,210	1.1%	1,087	8,613	1.5%
Commercial real estate loans	53	8,315	0.3%	27	5,753	0.2%	38	4,629	0.2%	60	9,364	0.4%	61	10,377	0.4%
Commercial loans	26	1,865	0.3%	16	746	0.1%	20	1,378	0.2%	29	2,304	0.4%	20	1,178	0.2%
Total loans delinquent 30 days to 59 days	2,758	$56,465	0.7%	2,442	$29,175	0.4%	1,632	$21,536	0.3%	1,516	$45,665	0.6%	2,117	$55,614	0.7%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	75	$6,235	0.2%	84	$7,196	0.3%	72	$6,320	0.2%	28	$1,594	0.1%	80	$6,227	0.2%
Home equity loans	72	2,871	0.2%	73	2,390	0.2%	44	1,522	0.1%	36	1,145	0.1%	62	1,563	0.1%
Consumer finance loans	412	1,113	6.0%	831	2,190	8.1%	276	759	1.7%	164	475	0.9%	235	766	1.3%
Consumer loans	463	3,351	0.5%	473	3,283	0.5%	347	2,475	0.4%	266	1,766	0.3%	401	2,843	0.5%
Commercial real estate loans	25	2,539	0.1%	22	7,666	0.3%	14	3,368	0.1%	19	3,034	0.1%	25	4,495	0.2%
Commercial loans	10	441	0.1%	9	196	—%	9	199	—%	10	499	0.1%	21	2,081	0.4%
Total loans delinquent 60 days to 89 days	1,057	$16,550	0.2%	1,492	$22,921	0.3%	762	$14,643	0.2%	523	$8,513	0.1%	824	$17,975	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	158	$13,890	0.5%	143	$12,190	0.4%	145	$12,053	0.4%	139	$12,326	0.5%	169	$13,621	0.5%
Home equity loans	177	7,349	0.6%	150	6,397	0.5%	126	5,800	0.4%	143	6,258	0.5%	155	5,756	0.4%
Consumer finance loans	74	199	1.1%	124	332	1.2%	188	536	1.2%	169	471	0.9%	228	743	1.2%
Consumer loans	719	3,627	0.6%	428	3,254	0.5%	299	2,285	0.4%	363	2,901	0.5%	418	3,095	0.5%
Commercial real estate loans	109	16,284	0.7%	113	23,310	1.0%	108	22,044	0.9%	106	23,009	1.0%	101	21,270	0.9%
Commercial loans	37	3,140	0.5%	45	4,177	0.7%	39	3,642	0.6%	39	2,744	0.5%	37	3,520	0.7%
Total loans delinquent 90 days or more	1,274	$44,489	0.6%	1,003	$49,660	0.6%	905	$46,360	0.6%	959	$47,709	0.6%	1,108	$48,005	0.6%

Total loans delinquent	5,089	$117,504	1.5%	4,937	$101,756	1.3%	3,299	$82,539	1.1%	2,998	$101,887	1.3%	4,049	$121,594	1.5%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $1.4 million, $1.2 million, $1.2 million, $2.6 million, and $2.8 million at December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016 respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Beginning balance	$56,927	62,885	61,104	60,939	63,246
Provision	6,525	3,027	5,562	4,637	2,145
Charge-offs residential mortgage	(162)	(215)	(372)	(290)	(710)
Charge-offs home equity	(393)	(528)	(689)	(649)	(321)
Charge-offs consumer finance	(2,900)	(3,891)	(782)	(796)	(1,003)
Charge-offs consumer	(3,322)	(3,002)	(2,735)	(2,864)	(2,466)
Charge-offs commercial real estate	(1,470)	(1,901)	(329)	(474)	(323)
Charge-offs commercial	(785)	(509)	(929)	(1,267)	(2,489)
Recoveries	2,375	1,061	2,055	1,868	2,860
Ending balance	$56,795	56,927	62,885	61,104	60,939

Net charge-offs to average loans, annualized	0.34%	0.47%	0.20%	0.23%	0.23%

	Year ended December 31,
	2017	2016
Beginning balance	$60,939	62,672
Provision	19,751	13,542
Charge-offs residential mortgage	(1,039)	(3,480)
Charge-offs home equity	(2,259)	(2,539)
Charge-offs consumer finance	(8,369)	(3,323)
Charge-offs consumer	(11,923)	(7,582)
Charge-offs commercial real estate	(4,174)	(3,740)
Charge-offs commercial	(3,490)	(4,217)
Recoveries	7,359	9,606
Ending balance	$56,795	60,939

Net charge-offs to average loans, annualized	0.31%	0.21%

	December 31, 2017
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,662,380	3,824	113,823	131	2,776,203	3,955
Home equity loans	1,051,558	4,072	258,797	762	1,310,355	4,834
Consumer finance loans	18,619	3,968	—	—	18,619	3,968
Consumer loans	553,366	8,475	99,404	890	652,770	9,365
Personal Banking loans	4,285,923	20,339	472,024	1,783	4,757,947	22,122

Commercial real estate loans	2,161,212	19,911	293,514	3,549	2,454,726	23,460
Commercial loans	521,198	10,322	59,538	891	580,736	11,213
Commercial Banking loans	2,682,410	30,233	353,052	4,440	3,035,462	34,673

Total loans	$6,968,333	50,572	825,076	6,223	7,793,409	56,795

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2017			September 30, 2017			June 30, 2017			March 31, 2017			December 31, 2016
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,746,992	28,373	4.13%	$2,732,546	28,279	4.14%	$2,721,445	28,245	4.15%	$2,718,904	27,309	4.02%	$2,766,693	28,165	4.07%
Home equity loans	1,312,146	15,187	4.59%	1,299,473	14,694	4.49%	1,311,274	14,344	4.39%	1,332,647	14,201	4.32%	1,346,856	14,442	4.27%
Consumer loans	633,023	8,004	5.02%	617,754	7,627	4.90%	595,170	7,405	4.99%	580,836	7,219	5.04%	571,108	7,580	5.28%
Consumer finance loans	22,469	1,151	20.32%	33,469	1,433	17.13%	40,945	2,110	20.61%	46,452	2,482	21.37%	49,186	2,503	20.36%
Commercial real estate loans	2,442,528	28,251	4.53%	2,389,969	27,234	4.46%	2,430,594	27,071	4.41%	2,456,070	26,562	4.33%	2,467,569	27,863	4.42%
Commercial loans	588,420	6,739	4.48%	593,143	6,659	4.39%	554,506	6,087	4.34%	522,847	5,515	4.22%	527,330	5,682	4.27%
Total loans receivable (a) (b) (d)	7,745,578	87,705	4.49%	7,666,354	85,926	4.45%	7,653,934	85,262	4.47%	7,657,756	83,288	4.41%	7,728,742	86,235	4.44%
Mortgage-backed securities (c)	581,055	3,016	2.08%	607,454	3,118	2.05%	592,917	2,987	2.02%	471,674	2,222	1.88%	482,707	2,166	1.79%
Investment securities (c) (d)	301,268	1,495	1.98%	352,813	1,690	1.92%	372,398	1,796	1.93%	377,819	1,881	1.99%	401,602	1,950	1.94%
FHLB stock	10,066	78	3.07%	7,748	63	3.23%	7,602	50	2.64%	7,305	59	3.28%	7,575	285	4.54%
Other interest-earning deposits	13,515	59	1.71%	71,482	243	1.33%	208,141	536	1.02%	294,391	660	0.90%	325,889	300	0.36%
Total interest-earning assets	8,651,482	92,353	4.24%	8,705,851	91,040	4.15%	8,834,992	90,631	4.11%	8,808,945	88,110	4.06%	8,946,515	90,936	4.04%
Noninterest earning assets (e)	709,753			755,026			716,913			799,569			677,888
Total assets	$9,361,235			$9,460,877			$9,551,905			$9,608,514			$9,624,403

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,655,798	763	0.18%	$1,681,777	776	0.18%	$1,714,290	768	0.18%	$1,702,528	755	0.18%	$1,668,492	771	0.18%
Interest-bearing demand deposits	1,419,352	331	0.09%	1,435,143	297	0.08%	1,451,787	283	0.08%	1,422,284	116	0.03%	1,431,671	85	0.02%
Money market deposit accounts	1,734,444	1,017	0.23%	1,789,082	1,048	0.23%	1,839,693	1,064	0.23%	1,879,292	1,074	0.23%	1,890,220	1,101	0.23%
Time deposits	1,421,569	3,860	1.08%	1,449,830	3,674	1.01%	1,518,650	3,711	0.98%	1,573,574	3,520	0.91%	1,643,785	3,902	0.94%
Borrowed funds (f)	159,599	187	0.46%	106,282	49	0.18%	126,685	55	0.17%	136,872	58	0.17%	143,540	61	0.17%
Junior subordinated debentures	111,213	1,163	4.09%	111,213	1,150	4.05%	111,213	1,185	4.22%	111,213	1,167	4.20%	111,213	1,171	4.12%
Total interest-bearing liabilities	6,501,975	7,321	0.45%	6,573,327	6,994	0.42%	6,762,318	7,066	0.42%	6,825,763	6,690	0.40%	6,888,921	7,091	0.41%
Noninterest-bearing demand deposits (g)	1,599,834			1,573,112			1,544,953			1,506,268			1,493,528
Noninterest bearing liabilities	57,956			116,021			59,277			106,578			77,827
Total liabilities	8,159,765			8,262,460			8,366,548			8,438,609			8,460,276
Shareholders’ equity	1,201,470			1,198,417			1,185,357			1,169,905			1,164,127
Total liabilities and shareholders’ equity	$9,361,235			$9,460,877			$9,551,905			$9,608,514			$9,624,403
Net interest income/ Interest rate spread		85,032	3.79%		84,046	3.73%		83,565	3.69%		81,420	3.66%		83,845	3.63%
Net interest-earning assets/ Net interest margin	$2,149,507		3.93%	$2,132,524		3.86%	$2,072,674		3.78%	$1,983,182		3.75%	$2,057,594		3.75%
Ratio of interest-earning assets to interest-bearing liabilities	1.33X			1.32X			1.31X			1.29X			1.30X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.30%, 0.29%, 0.29%, 0.27% and 0.29%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.46%, 4.42%, 4.44%, 4.38% and 4.41%, respectively, Investment securities - 1.66%, 1.62%, 1.62%, 1.67% and 1.61%, respectively, Interest-earning assets - 4.20%, 4.11%, 4.08%, 4.02% and 4.00%, respectively. GAAP basis net interest rate spreads were 3.75%, 3.69%, 3.66%, 3.62% and 3.59%, respectively, and GAAP basis net interest margins were 3.89%, 3.82%, 3.75%, 3.71% and 3.71%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2017			2016
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,730,055	112,206	4.11%	$2,749,314	114,991	4.18%
Home equity loans	1,313,789	58,426	4.45%	1,220,220	52,671	4.32%
Consumer loans	590,439	30,253	5.12%	501,587	25,348	5.05%
Consumer finance loans	35,761	7,177	20.07%	50,950	10,582	20.77%
Commercial real estate loans	2,429,644	109,118	4.43%	2,392,290	107,231	4.41%
Commercial loans	564,600	25,000	4.37%	477,095	20,499	4.23%
Loans receivable (a) (b) (d)	7,664,288	342,180	4.46%	7,391,456	331,322	4.48%
Mortgage-backed securities (c)	563,696	11,343	2.01%	467,560	8,540	1.83%
Investment securities (c) (d)	350,870	6,862	1.96%	344,575	7,612	2.21%
FHLB stock	8,186	250	3.05%	26,386	1,371	5.20%
Other interest-earning deposits	158,229	1,499	0.93%	100,336	543	0.53%
Total interest-earning assets	8,745,269	362,134	4.14%	8,330,313	349,388	4.19%
Noninterest earning assets (e)	757,249			781,274
Total assets	$9,502,518			$9,111,587

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,688,451	3,062	0.18%	$1,500,655	3,218	0.21%
Interest-bearing demand deposits	1,432,134	1,027	0.07%	1,209,325	462	0.04%
Money market deposit accounts	1,810,083	4,203	0.23%	1,473,897	3,621	0.25%
Time deposits	1,490,378	14,765	0.99%	1,630,424	16,164	0.99%
Borrowed funds (f)	132,350	348	0.26%	592,581	10,274	1.73%
Junior subordinated debentures	111,213	4,666	4.14%	111,213	4,560	4.03%
Total interest-bearing liabilities	6,664,609	28,071	0.42%	6,518,095	38,299	0.59%
Noninterest-bearing demand deposits (g)	1,556,511			1,245,320
Noninterest bearing liabilities	92,611			188,381
Total liabilities	8,313,731			7,951,796
Shareholders’ equity	1,188,787			1,159,791
Total liabilities and shareholders’ equity	$9,502,518			$9,111,587
Net interest income/ Interest rate spread		334,063	3.72%		311,089	3.60%
Net interest-earning assets/ Net interest margin	$2,080,660		3.82%	$1,812,218		3.73%
Ratio of interest-earning assets to interest-bearing liabilities	1.31X			1.28X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.29%, and 0.33%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.44% and 4.45%, respectively, Investment securities - 1.65% and 1.78%, respectively, Interest-earning assets - 4.10% and 4.15%, respectively. GAAP basis net interest rate spreads were 3.68% and 3.56%, respectively, and GAAP basis net interest margins were 3.78% and 3.69%, respectively.